UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: October 24, 2007

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                              X-RITE, INCORPORATED

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          Michigan                 000-14800                  38-1737300
(State or other jurisdiction (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification No.)

                              4300 44th Street S.E.
                          Grand Rapids, Michigan 49512
               (Address of principal executive office) (Zip Code)

                    Registrant's telephone number, including area code:
                                 (616) 803-2200

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

On October 24, 2007, X-Rite, Incorporated (the "Company") entered into (i) a First Lien Credit and Guaranty Agreement (the "First Lien Facility") by and among the Company, certain of the Company's subsidiaries as guarantors (the "Guarantors"), Fifth Third Bank ("Fifth Third"), as Administrative Agent, Collateral Agent, Co-Lead Arranger and Co-Bookrunner, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, National City Bank and LaSalle Bank Midwest, N.A., as Co-Documentation Agents and the other parties thereto, and
(ii) a Second Lien Credit and Guaranty Agreement (the "Second Lien Facility" and, together with the First Lien Facility, the "Credit Agreements") by and among the Company, the Guarantors, The Bank of New York ("BNY"), as Administrative Agent and Collateral Agent, Golden Tree Capital Solutions Fund Finance, as Lead Arranger, and the other parties thereto. The First Lien Facility refinances all indebtedness under that certain Amended and Restated First Lien Credit and Guaranty Agreement dated as of June 30, 2006 (the "Refinanced First Lien Facility") by and among the Company, the Guarantors, Fifth Third (as successor to Goldman Sachs Credit Partners L.P. ("GSCP")), as Administrative Agent and Collateral Agent, and the lenders party thereto, and provides for a five-year term loan in an aggregate principal amount of $270 million and a five-year revolving credit facility in an aggregate principal amount of $40 million. The Second Lien Facility refinances all indebtedness under that certain Amended and Restated Second Lien Credit and Guaranty Agreement dated as of June 30, 2006 (the "Refinanced Second Lien Facility") by and among the Company, the Guarantors, Fifth Third Bank (as successor to GSCP) as Administrative Agent and Collateral Agent, and the lenders party thereto, and provides for a six-year term loan facility in an aggregate principal amount of $105 million.

The First Lien Facility includes, among other things, the setting of certain financial covenant levels and the modification of certain other covenants, terms and provisions of the First Lien Facility. The negative covenants include, without limitation, certain limitations on the ability to incur indebtedness, incur liens, consummate asset sales, mergers or acquisitions, dispose of certain property, make dividends or other restricted payments or certain investments above certain levels. The financial covenants include minimum interest coverage, a maximum total leverage ratio, limitations on capital expenditures and minimum adjusted EBITDA (as defined therein). The Second Lien Facility includes, among other things, the setting of certain financial covenant levels and the modification of certain other covenants, terms and provisions of the Second Lien Facility. The negative covenants include, without limitation, certain limitations on the ability to incur indebtedness, incur liens, consummate asset sales, mergers or acquisitions, dispose of certain property, make dividends or other restricted payments, make investments or make capital expenditures above certain levels. The financial covenants include a minimum adjusted EBITDA (as defined therein), maximum total leverage ratio and limitations on capital expenditures. In connection with the Credit Agreements, the Company granted a first priority mortgages in favor of the Fifth Third, as Collateral Agent for the benefit of lenders under the First Lien Facility, and second priority mortgages in favor of BNY, as Collateral Agent for the ratable benefit of the lenders under the Second Lien Facility, on owned real property in Kentwood, Michigan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 24, 2007, the Company completed its acquisition of Pantone, Inc. and certain of its affiliated entities. The acquisition was completed pursuant to the terms of an Agreement and Plan of Merger, dated August 23, 2007 (the "Merger Agreement") with Pantone, Inc. and certain of its affiliated entities (collectively, the "Pantone Companies") and the stockholders of the Pantone Companies. The aggregate purchase price was $180 million, payable in cash. An escrow in the amount of $10 million funded from the purchase price was established to satisfy the sellers' indemnification obligations under the Merger Agreement. The purchase price was financed primarily by borrowings under the Credit Agreements described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.



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(b) Pro Forma Financial Information. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.


                                                X-RITE, INCORPORATED

Dated:  October 30, 2007                    By: /s/ Mary E. Chowning
                                                --------------------------------
                                                Mary E. Chowning
                                                Chief Financial Officer